Exhibit 10.4
LYFT, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated July 26, 2021) (the “First Amendment Effective Date”), as further amended and restated July 18, 2022 (the “Second Amendment Effective Date”)
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase shares of Common Stock under the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Definitions.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (B) any acquisition of additional stock by the Founders and/or their Permitted Entities (each as defined in the Company’s certificate of incorporation, as amended from time to time (the “COI”)) as a result of a Permitted Transfer (as defined in the COI) or from the Company in a transaction or issuance (including pursuant to outstanding stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units and any other Company equity compensation awards) approved by the Board or a committee thereof, that results in such parties owning more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control.

Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities. For the avoidance of doubt, increases in the percentage of total voting power owned by the Founders and/or their Permitted Entities resulting solely from a decrease in the number of shares of stock of the Company outstanding shall not constitute an acquisition that creates a Change in Control under this subsection (i); or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period with individuals whose appointment or election to the Board is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(e), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.
(h)“Common Stock” means the Class A common stock of the Company.
(i)“Company” means Lyft, Inc., a Delaware corporation, or any successor thereto.
(j)“Compensation” includes an Eligible Employee’s base straight time gross earnings and commissions (to the extent such commissions are an integral, recurring part of compensation) and performance-based incentive bonuses, but excludes payments for sign-on or hire, long-term or multi-year, and retention incentive compensation or bonuses, payments for overtime and shift premium, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)“Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.
(m)“Director” means a member of the Board.
(n)“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company; provided, however, in the case of Offering Periods beginning prior to the Second Amendment Effective Date, such individual must also be customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the

Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).
(o)“Employer” means the employer of the applicable Eligible Employee(s).
(p)“Enrollment Date” means the first Trading Day of an Offering Period.
(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)“Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.
(s)“Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:
(i)For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock.
(ii)For all other purposes, the Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator; or
(iv)For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the Registration Statement.
(t)“Fiscal Year” means a fiscal year of the Company.

(u)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(w)“Offering Periods” means the periods of approximately twelve (12) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 15 and November 15 of each year and terminating on the last Trading Day on or before May 15 and November 15, approximately twelve (12) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 30.
(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)“Participant” means an Eligible Employee that participates in the Plan.
(z)“Plan” means this Lyft, Inc. 2019 Employee Stock Purchase Plan, as amended and restated.
(aa)“Purchase Period” means the periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, Purchase Periods for all other Offering Periods will (i) commence on the first Trading Day on or after May 15 and November 15 and (ii) terminate on the last Trading Day on or before November 15 of the same year and May 15 of the following year, respectively.
(ab)“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.
(ac)“Registration Date” means the effective date of the Registration Statement.
(ad)“Registration Statement” means the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock.
(ae)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(af)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ag)“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.
3.Eligibility.
(a)First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.
(b)Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(c)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(d)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) (or, in the case of Offering Periods beginning prior to the First Amendment Effective Date, twenty thousand dollars ($20,000)) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other dates as the Administrator will determine. The duration and timing of Offering Periods may be changed pursuant to Sections 20 and 30. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.
5.Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit A) or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.

6.Contributions.
(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on the pay day (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.
(b)In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(c)All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)A Participant may discontinue his or her participation in the Plan as provided under Section 10. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time. Any such decrease during a Purchase Period requires the Participant (i) properly complete and submit to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose or (ii) following an electronic or other procedure prescribed by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless the Participant’s participation is terminated as provided in Sections 10 or 11). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in the rate of Contributions made pursuant to this Section 6(d) will be effective as of the first (1st) full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code; or (iii) the Participants are participating in the Non-423 Component.
(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
7.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 1,000 (or, in the case of Offering Periods beginning prior to the First Amendment Effective Date, 750) shares of Common Stock (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.Exercise of Option.
(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10, or with respect to Offering Periods beginning on or after the Second Amendment Effective Date, will be returned to the Participant shortly after the Exercise Date (unless otherwise determined by the Administrator). Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.Withdrawal.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.
12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
13.Stock.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 6,000,000 shares of Common Stock. The number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each calendar year beginning on January 1, 2020 in a number of shares equal to the least of (i) 7,000,000 shares of Common Stock (subject to any adjustment pursuant to Section 19), (ii) one percent (1%) of the outstanding shares of all classes of the Company’s common stock on the last day of the immediately preceding Fiscal Year, or (iii) an amount determined by the Administrator.
(b)Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.Designation of Beneficiary.
(a)If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
16.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
18.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.Adjustments, Dissolution, Liquidation, Merger, or Change in Control.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.Amendment or Termination.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
21.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
24.Term of Plan. The Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.
25.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
27.No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Further, the Company or a Subsidiary or Affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan, unless otherwise required pursuant to Applicable Laws.
28.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.    Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
30.    Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then such Offering Period automatically will be terminated on such Exercise Date immediately after the exercise of all options outstanding as of such Exercise Date, and all Participants in such Offering Period automatically will be re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A
LYFT, Inc.
2019 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate

1.("Employee") hereby elects to participate in the Lyft, Inc. 2019 Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement, including the country specific terms as set forth in the appendix attached hereto, and the Plan. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Subscription Agreement.
2.Employee hereby authorizes payroll deductions from each paycheck in the amount of ___% (from 1%) to fifteen percent (15%); a decrease in rate may be to zero percent (0%)) of his or her Compensation on each payday during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3.Employee understands said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. Employee understands that if he or she does not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise his or her option and purchase Common Stock under the Plan.
4.Employee has received a copy of the complete Plan and its accompanying prospectus. Employee understands that his or her participation in the Plan is in all respects subject to the terms of the Plan.
5.Shares of Common Stock purchased by Employee under the Plan should be issued in the name of ___________________ Employee (or, if permitted by Applicable Laws and designated by Employee, Employee and Spouse).
6.If an Employee is a U.S. taxpayer, Employee understands that if he or she disposes of any shares that he or she purchased under the Plain within two (2) years after the Enrollment Date (the first day of the Offering Period during which he or she purchased such shares) or (1) year after the applicable Exercise Date, he or she will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price paid for the shares. If an Employee is a U.S. taxpayer, Employee hereby agrees to notify the Company in writing within thirty (30) days after the date of any disposition of such shares and to make adequate provision for federal, state or other tax withholding obligations, if any, that arise upon the disposition of such shares. The Company may, but will not be obligated to, withhold the Employee's compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to Employee's sale or disposition of such shares. If an Employee is a U.S. taxpayer, Employee understands that if he or she disposes of such shares at any time after the expiration of the two (2)-year and one (1)-year holding periods, he or she will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price paid for the shares, or (ii) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
7.Responsibility for Taxes.
a.Employee acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee's participation in the Plan and legally applicable to Employee (“Tax-Related Items”) is and remains Employee's responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Employer. Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of Employee's participation in the Plan, including the grant or exercise of the option to purchase shares of Common Stock, the purchase of shares of Common Stock under the Plan, the subsequent sale of such shares acquired under the Plan and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to purchase shares of Common Stock under the Plan to reduce or eliminate Employee's liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction, Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.Prior to any relevant tax or tax withholding event, as applicable, Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Employee authorizes the Company and/or the Employer to satisfy their withholding obligations with regard to all Tax-Related Items by withholding from Employee's wages or other cash compensation otherwise payable to Employee by the Company and/or the Employer. If the obligations for Tax-Related Items cannot be satisfied by withholding from Employee's wages or other cash compensation as contemplated herein, then Employee authorizes the Company and/or the Employer or their respective agents to satisfy their withholding obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Employee's behalf pursuant to this authorization, without further consent), or, if such method is problematic under applicable tax or securities law or has materially adverse accounting consequences, by withholding from the shares of Common Stock to be issued upon exercise of the option to purchase such shares. The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including maximum applicable rates in Employee's jurisdiction. If Tax-Related Items are withheld in excess of Employee's actual tax liability, any over-withheld amount may be refunded to Employee in cash (with no entitlement to the Share equivalent) or, if not refunded, Employee may be entitled to a refund from the local tax, social security or other applicable authorities. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Employee will be deemed to have been issued the full number of Shares subject to the exercised option, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of satisfying withholding obligations for Tax-Related Items.
c.Finally, Employee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Employee's participation in the Plan or Employee's purchase of shares of Common Stock that cannot be satisfied by the means previously described. The

Company may refuse to purchase shares of Common Stock on Employee's behalf under the Plan and refuse to deliver such shares if Employee fails to comply with Employee's obligations in connection with the Tax-Related Items as described in this section.
8.Nature of Grant. By enrolling in the Plan and making enrollment elections, Employee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the option to purchase shares of Common Stock under the Plan is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c)all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(d)Employee's participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer, any Subsidiary or Affiliate and shall not interfere with the ability of the Employer to terminate Employee's employment relationship (if any) at any time;

(e)Employee is voluntarily participating in the Plan;

(f)the option and any shares of Common Stock purchased under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;

(g)the option and any shares of Common Stock purchased under the Plan, and the income from and value of the same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)unless otherwise agreed with the Company, in writing, the option and any shares of Common Stock purchased under the Plan, and the income from and value of the same, are not granted as consideration for, or in connection with, any service Employee may provide as a director of a Subsidiary or Affiliate;

(i)the future value of the underlying shares of Common Stock purchased or to be purchased under the Plan is unknown, indeterminable and cannot be predicted with certainty;

(j)if shares of Common Stock are purchased for Employee at the end of an Offering Period, the value of the shares acquired under the Plan may increase or decrease in value, even below the Purchase Price;

(k)no claim or entitlement to compensation shall arise from forfeiture of the option to purchase shares of Common Stock resulting from Employee ceasing to provide employment or other services to the

Company or the Employer (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any);

(l)in the event of Employee's termination of employment (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any), unless otherwise determined by the Company, Employee's right to participate in and to purchase shares of Common Stock under the Plan, if any, will terminate effective as of the date that Employee is no longer actively providing services to the Employer, the Company or one of its Designated Companies and will not be extended by any notice period (e.g., active services would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Employee is employed or the terms of Employee's employment agreement, if any); the Board (or the Committee) shall have the exclusive discretion to determine when Employee is no longer actively providing services for purposes of Employee's participation in the Plan (including whether Employee may still be considered to be provided services while on a leave of absence); and

(m)neither the Company, the Employer nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between Employee's local currency and the United States Dollar that may affect the value of the option or any amounts due to the Employee pursuant to Employee's participation in the Plan or the subsequent sale of any shares of Common Stock acquired at purchase.

9.Data Privacy. Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee’s personal data as described in this Subscription Agreement and any other offering materials by and among, as applicable, the Employer, or the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan.
Employee understands that the Company and the Employer may hold certain personal information about Employee, including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance/security number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options to purchase shares of Common Stock or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Employee understands that Data will be transferred to Charles Schwab & Co., Inc. (“Schwab”), and any other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Employee’s country. Employee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Employee authorizes the Company, Schwab, any other stock plan service provider selected by the Company (presently or in the future), and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan. Employee understands that where provided by law, he or she may exercise rights related to the Data, including, for example the rights to request to view Data, request additional information about the storage and processing of Data, request necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Employee understands that he or she is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke his or her consent, his or her status as an Employee and career with the Employer will not be affected; the only consequence of refusing or withdrawing Employee’s consent is that the Company would not be able to allow Employee's participation in the Plan or administer or maintain such participation. Therefore, Employee understands that refusing or withdrawing his or her consent may affect Employee’s ability to participate in the Plan. For more information on the consequences of Employee’s refusal to consent or withdrawal of consent, Employee understands that he or she may contact his or her local human resources representative.
10.No Advice Regarding Participation. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Employee's participation in the Plan, or the purchase of shares of Common Stock or the sale of shares of Common Stock acquired under the Plan. Employee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
11.Insider Trading Restrictions/Market Abuse Laws. Depending on Employee's country, the broker’s country or the country in which the shares of Common Stock are listed, Employee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, Employee's country or the broker or any other stock plan service provider’s country, which may affect Employee's ability to directly or indirectly, for Employee or a third party, accept, acquire, sell, attempt to sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., options) or rights linked to the value of shares of Common Stock during such times as Employee is considered to have “inside information” (as defined by the laws in the applicable jurisdictions) regarding the Company, Employer, or any Subsidiary or Affiliate. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Employee placed before Employee possessed inside information. Furthermore, Employee could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Employee understands that any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company or Employer, Subsidiary or Affiliate insider trading or confidential information policy. Employee acknowledges that it is his or her responsibility to comply with any applicable restrictions and that Employee should consult with his or her personal legal advisor on this matter.
12.Foreign Asset/Account Reporting and Exchange Control Information. Employee understands that Employee's country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect Employee's ability to purchase or hold shares of Common Stock under the Plan or receive cash from Employee's participation in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside Employee's country. Employee understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in Employee's country. Employee further understands that he or she may be required to repatriate shares of Common Stock or proceeds acquired as a result of participating in the Plan to Employee's country through a designated bank/broker and/or within a certain time. Employee acknowledges and agrees that it is Employee's responsibility to be compliant with such regulations and understands that he or she should speak to with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in Employee's country arising out of Employee's participation in the Plan.
13.Governing Law and Venue. The provisions of this Subscription Agreement, the option to purchase shares of Common Stock and Employee's participation in the Plan are governed by, and subject to, the laws of the State of California (except its choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the federal or state courts of California, and no other courts, where this grant is made and/or to be performed.
14.Language. Employee acknowledges that her or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Employee to understand the provisions of this Subscription Agreement and the Plan. If Employee has received this Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
15.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the option and participation in the Plan or future options that may be granted under the Plan by electronic means or request Employee's consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16.Appendix. Notwithstanding any provision of this Subscription Agreement, the grant of the option to purchase shares of Common Stock and any shares of Common Stock acquired under the Plan shall be subject to any additional terms and conditions set forth in the Appendix to this Subscription Agreement for Employee's country, if any. Moreover, if Employee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Employee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Such terms and conditions are incorporated by reference into and are part of this Subscription Agreement.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Employee's participation in the Plan, on the option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.Severability. The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.Waiver. Employee acknowledges that a waiver by the Company of breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any other provision of this Subscription Agreement, or of any subsequent breach by Employee.

Employee hereby agrees to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon Employee's eligibility to participate in the Plan.

Employee's Social Security / National Insurance Number (for U.S. / U.K. tax payers only)" Employee's Address

20.EMPLOYEE UNDERSTANDS THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY EMPLOYEE.

Dated:
Signature of Employee

APPENDIX TO

LYFT, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Subscription Agreement.

Terms and Conditions
This Appendix includes additional terms and conditions that govern the option to purchase shares of Common Stock granted to Employee under the Plan if Employee resides and/or works in one of the countries listed below.

If Employee is a citizen or resident of a country other than the one in which Employee is currently residing and/or working, transfers employment and/or residency after the Offering Date, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Employee.

Notifications

This Appendix also includes information regarding certain other legal issues of which Employee should be aware with respect to Employee's participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of September 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Employee not rely on the information in this Appendix as the only source of information relating to the consequences of Employee's participation in the Plan because the information may be out of date by the Purchase Date or when Employee sells shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Employee's particular situation, and the Company is not in a position to assure Employee of a particular result. Accordingly, Employee should seek appropriate professional advice as to how the relevant laws in Employee's country may apply to his or her situation.

Finally, if Employee is a citizen or resident of a country other than the one in which Employee is currently residing and/or working, transfers employment and/or residency after the Offering Date, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Employee in the same manner.

Data Privacy Notice for Employees Inside the European Union and European Economic Area
Purposes and Legal Bases of Processing. The Company processes Data (as defined below) for the purpose of administering and managing Employee's participation in the Plan and facilitating compliance with applicable tax, exchange control, securities and labor law. The legal basis for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations in connection with the option to purchase shares of Common Stock and for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.
Data Collection and Processing. The Company collects, processes and uses the following types of personal information about Employee: Employee's name, address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company details of all shares of Common Stock acquired under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Employee's favor (“Data”), for the legitimate purpose of managing Employee's participation in the Plan.
Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. (“Schwab”), an independent service provider based in the U.S. which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such different service provider that serves the Company in a similar manner. Employee may be asked to agree on separate terms and data processing practices with Schwab, with such agreement being a condition for Employee to participate in the Plan. The Company may further transfer Data to other third party service providers, if necessary to ensure compliance with applicable tax, exchange control, securities and labor law. Such third party service providers may include the Company’s outside legal counsel and auditor.
International Data Transfers. The Company and Schwab operate, relevant to the Company, in the U.S., which means that it will be necessary for Data to be transferred to, and processed in, the U.S. Employee understands and acknowledges that the U.S. is not subject to an unlimited adequacy finding by the European Commission and that Employee's Data may not have an equivalent level of protection as compared to Employee's country of residence. The Company complies with applicable legal requirements providing adequate protection for these transfers of Data. Data that the Company collects from Employee will be transferred to, and stored at/processed in the United States, under the European Commission’s model contracts for the transfer of personal data to third countries (i.e., the standard contractual clauses), pursuant to Decision 2004/915/EC. Employee should contact [***] should he or she wish to examine the intra-group standard data protection clauses entered into by the Company Group.
Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Employee's participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws, which may extend beyond Employee's employment. Once the required retention period has elapsed for any of the above purposes, the Company will cease processing of Data to the fullest extent practicable.
Data Subject Rights. Employee may have a number of rights under applicable data privacy laws. Depending on where Employee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Employee's jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Employee can contact [***].
Contractual Requirement. Employee's provision of Data and its processing as described above is a contractual requirement and a condition to Employee's ability to participate in the Plan. Employee understands that, as a consequence of Employee refusing to provide Data, the Company may not be able to allow Employee to participate in the Plan, allow Employee to purchase of any shares of Common Stock or grant other equity awards to Employee or administer or maintain such awards. However, Employee's participation in the Plan is purely voluntary. While Employee will not receive the option to purchase shares of Common Stock or any other equity awards if Employee decides against providing Data as described above, Employee's career and salary will not be affected in any way.

CANADA
Terms and Conditions
Termination of Employment. The following provision replaces Section 8(l) of the Subscription Agreement:
In the event of Employee's termination of employment or other services to the Company, the Employer or any Subsidiary or Affiliate (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or under the terms of Employee's employment agreement, if any), Employee understands that he or she shall cease to have any right or entitlement to participate in the Plan and purchase any shares of Common Stock under the Plan. For purposes of the preceding sentence, and unless otherwise required by Applicable Laws, Employee understands that his or her right to participate in the Plan will terminate effective as of the earliest of (i) the date Employee's employment is terminated, (ii) the date Employee receives written notice of termination of employment from the Employer and (iii) the date on which Employee is no longer actively employed, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). In the event the date of Employee's termination cannot be reasonably determined under the terms of the Subscription Agreement and the Plan, the Board (or the Committee) shall have the exclusive discretion to determine when Employee is no longer actively providing service for purposes of Employee's participation in the Plan (including whether Employee may still be considered to be provided services while on a leave of absence).
The following provisions apply to Employees in Quebec:
Data Privacy. The following provision supplements the “Data Privacy” provision of the Subscription Agreement:
Employee hereby authorizes the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel (professional or non-professional) involved with the administration of the Plan. Employees further authorizes the Company, the Employer, and any other stock plan service provider as may be selected by the Company or the Employer in the future to assist with the Plan to disclose and discuss Employee's participation in the Plan with their advisors. Employee also authorizes the Company and the Employer to record such information and keep it in Employee's employee file.
Consent to Receive Information in English. The parties acknowledge that it is their express wish that the option grant, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente Convention.
Notifications
Securities Law Acknowledgment. Employee acknowledges and agrees that Employee will sell shares of Common Stock acquired through participation in the Plan only outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed. Currently, the shares of Common Stock are listed on Nasdaq Global Select Market under the symbol “LYFT”.
Foreign Asset/Account Reporting Information. Employee is required to report any foreign specified property (including Common Stock acquired under the Plan) with a value exceeding C$100,000 on Form T1135 (Foreign Income Verification Statement) on an annual basis. The statement is due at the same time as Employee’s annual tax return. The shares of Common Stock must be reported (generally, at nil cost) on Form 1135 if the C$100,000 value threshold is exceeded due to other foreign specified property Employee holds. When shares of Common Stock are acquired, their value generally is the adjusted cost base (“ACB”) of such shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if Employee owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the sale of securities (e.g., shares of Common Stock) and/or dividends received in relation to shares must be reported monthly to the German Federal Bank. Employee is responsible for satisfying the reporting obligation and must file the report electronically by the fifth day of the month following the month in which the payment is received. A copy of the form can accessed via the German Federal Bank's website at www.budesbank.de and is available in both German and English. No report is required for payments less than €12,500.
MEXICO
Terms and Conditions
Authorization for Plan Participation. The following provision supplements Sections 2, 3 and 4 of the Subscription Agreement:
Employee hereby authorizes Lyft Platform Mexico, S. de R.L. de C.V. ("Lyft Mexico" and/or "the Employer"), to take Contributions in the form of payroll deductions from Employee's Compensation for each pay period in the U.S. dollar amount of Employee's Compensation that Employee has specified during enrollment. This withholding will continue until Employee informs the Employer in writing to stop such payroll deductions.
Employee hereby further requests that the accumulated Contributions to which the preceding paragraph refers shall be delivered by the Employer to the Company and shall be used by the Company or its designated broker to purchase shares of Common Stock in accordance with the terms and conditions of the Plan and the Subscription Agreement.
Employee acknowledges and agrees that the participation of the Employer in the Plan is limited to acting as an intermediary in delivering to the Company the amounts withheld from Employee's Compensation each pay period and that the benefits under the Plan are not fringe benefits provided by the Employer. The Employer will make no additional salary payment or other compensation to Employee as a result of the Plan. Employee further acknowledges that the deductions Employee has authorized are not a loss of salary and that Employee have received in full his or her entire salary for each pay period during Employee's participation in the Plan.
Acknowledgement of the Subscription Agreement. By accepting the Subscription Agreement, Employee acknowledges that Employee has received a copy of the Plan and the Subscription Agreement, including this Appendix, which Employee has reviewed. Employee further acknowledges that Employee accepts all the provisions of the Plan and the Subscription Agreement, including this Appendix. Employee also acknowledges that Employee has read and specifically and expressly approves the terms and conditions set forth in Section 8 of the Subscription Agreement, which clearly provide as follows:
(1)    Employee's participation in the Plan does not constitute an acquired right;
(2)    The Plan and Employee's participation in it are offered by the Company on a wholly discretionary basis;
(3)    Employee's participation in the Plan is voluntary; and

(4)    The Employer, the Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of any shares of Common Stock acquired at purchase.
Labor Law Acknowledgement and Policy Statement. By accepting the Subscription Agreement, Employee acknowledges that the Company with registered offices at 185 Berry Street, 5000, San Francisco, CA 94107, United States of America, is solely responsible for the administration of the Plan. Employee further acknowledges that Employee's participation in the Plan, the offer of participation, the grant of the option and any acquisition of shares of Common Stock under the Plan do not constitute an employment relationship between Employee and the Company because Employee is participating in the Plan on a wholly commercial basis and Employee's sole employer is a Mexican legal entity, Lyft Platform Mexico, S. de R.L. de C.V. (“Lyft Mexico”). Based on the foregoing, Employee expressly acknowledges that the Plan and the benefits that Employee may derive from participation in the Plan do not establish any rights between Employee and the Employer, Lyft Mexico, and do not form part of the employment conditions and/or benefits provided by Lyft Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Employee's employment.
Employee further understands that Employee's participation in the Plan is the result of a unilateral and discretionary decision of the Company, therefore, the Company reserves the absolute right to amend and/or discontinue Employee's participation in the Plan at any time, without any liability to Employee.
Finally, Employee hereby declares that Employee does not reserve any action or right to bring any claim against the Company and/or Lyft Mexico for any compensation regarding any provision of the Plan or the benefits derived under the Plan, and that Employee therefore grants a full and broad release to Lyft Mexico, the Company, its Subsidiaries, Affiliates, with respect to any claim that may arise.
MÉXICO
Términos y Condiciones
Autorización para Participación en el Plan. Las siguientes disposiciones complementan las Secciones 2, 3 y 4 del Contrato de Suscripción:
El Empleado en este acto autoriza a Lyft Platform México, S. de R.L. de C.V. (“Lyft México” y/o el “Patrón”), para tomar Aportaciones en forma de deducciones de la nómina de la Compensación del Empleado, por cada período de pago, por el importe en dólares, moneda de curso legal en los Estados Unidos de América de la Compensación del Empleado, que este último haya especificado al momento de la contratación. Esta retención se seguirá aplicando hasta en tanto el Empleado informe al Patrón, por escrito, que suspenda dichas deducciones de nómina.
El Empleado, asimismo, en este acto solicita que el Patrón entregue las Aportaciones acumuladas a las que se hace referencia en el párrafo anterior a la Sociedad, y que la Sociedad o el corredor que esta última designe, las utilice para la compra de Acciones Ordinarias, de acuerdo con los términos y Condiciones del Plan y del Contrato de Suscripción.
El Empleado reconoce y acuerda que la participación del Patrón en el Plan, se limita a actuar como intermediario para entregar a la Sociedad los importes retenidos de la Compensación del Empleado en cada período de pago, y que los beneficios derivados del Plan no constituyen prestaciones adicionales a las de ley, que el Patrón ofrece. El Patrón no realizará pagos adicionales al salario de ningún tipo, ni otras compensaciones al Empleado, como resultado del Plan. El Empleado asimismo reconoce que las deducciones que este último ha autorizado, no constituyen pérdida de salario y que el Empleado ha recibido su salario íntegro para cada período de pago durante la participación del Empleado en el Plan.
Reconocimiento del Contrato de Suscripción. Al aceptar el Contrato de Suscripción, el Empleado reconoce haber recibido una copia del Plan y del Contrato de Suscripción, incluyendo el presente Apéndice, los cuales ha revisado. El Empleado asimismo reconoce que acepta todas las disposiciones del Plan y del Contrato de Suscripción, incluyendo el presente Apéndice. El Empleado igualmente reconoce haber leído y que aprueba específica y expresamente los términos y condiciones establecidos en la Sección 8 del Contrato de Suscripción, la cual establece claramente lo siguiente:
(1)La participación del Empleado en el Plan, no constituye un derecho adquirido;
(2)La Sociedad ofrece el Plan y la participación del Empleado en el mismo, de manera completamente discrecional;
(3)La participación del Empleado en el Plan es voluntaria; y
(4)El Patrón, la Sociedad y sus Subsidiarias y Filiales no son responsables de la disminución en el valor de las Acciones Ordinarias adquiridas al momento de la compra.
Reconocimiento de la Ley Laboral y Declaración de Política. Al aceptar el Contrato de Suscripción, el Empleado reconoce que la Sociedad, con oficina registrada en 185 Berry Street, 5000, San Francisco, CA 94107, Estados Unidos de América, es la única responsable de la administración del Plan. El Empleado asimismo reconoce que su participación en el Plan, la oferta de participación, el otorgamiento de la opción y cualquier adquisición de Acciones Ordinarias conforme al Plan, no constituye una relación laboral entre el Empleado y la Sociedad, debido a que el Empleado participa en el Plan sobre una base exclusivamente comercial, y que el único patrón del Empleado es la persona moral mexicana Lyft Platform México, S. de R.L. de C.V. (“Lyft México”). Con base en lo anterior, el Empleado reconoce expresamente que el Plan y los beneficios que el Empleado podrá recibir como resultado de su participación en el Plan, no constituyen la creación de derechos entre el Empleado y el Patrón, Lyft México, y no forman parte de las condiciones de trabajo y/o prestaciones que Lyft México ofrece, y que toda modificación al Plan o su terminación, no constituyen cambio o afectación a los términos y condiciones de la relación laboral del Empleado.
El Empleado asimismo entiende que su participación en el Plan es resultado de una decisión unilateral discrecional de la Sociedad; por lo tanto, la Sociedad se reserva el derecho absoluto de modificar y/o descontinuar la participación del Empleado en el Plan en cualquier momento, sin responsabilidad para el Empleado.
Finalmente, el Empleado en este acto declara no reservarse acción o derecho de interponer reclamación alguna en contra de la Sociedad y/o Lyft México a cambio de compensación, en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y que el Empleado, por lo tanto, otorga el más amplio y extenso finiquito a Lyft México, la Sociedad, sus Subsidiarias y Filiales, con respecto a cualquier reclamación que pudiera surgir.
Notifications
Securities Law Acknowledgment. The option to purchase shares of Common Stock and the Common Stock acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Subscription Agreement and any other document relating to the option to purchase shares of Common Stock may not be publicly distributed in Mexico. These materials are addressed to Employee only because of Employee’s existing relationship with the Company, its Subsidiaries, or Affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of Lyft Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offer shall not be assigned or transferred.

UNITED KINGDOM
Terms and Conditions

Tax Obligations. The following provision supplements Section 7 of the Subscription Agreement:

Without limitation to Section 7, Employee agrees that Employee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or other relevant authority). Employee also hereby agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax or other relevant authority) on Employee's behalf.

Notwithstanding the foregoing, if Employee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Employee may not be able to indemnify the Company or the Employer for the amount of any Tax-Related Items not collected from or paid by Employee, as it may be considered a loan. In this case, the amount of any uncollected Tax-Related Items may constitute a benefit to Employee on which additional income tax and national insurance contributions (“NICs”) may be payable. Employee understands and acknowledges that Employee will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for any employee NICs due on this additional benefit, which may be obtained from Employee by the Company or the Employer at any time thereafter by any of the means referred to in Section 7 of the Subscription Agreement.

EXHIBIT B
LYFT, Inc.
2019 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL
Unless otherwise defined herein, the terms defined in the 2019 Employee Stock Purchase Plan (the “Plan”) shall have the same defined meanings in this Notice of Withdrawal.
The undersigned Participant in the Offering Period of the Plan that began on ____________, ______ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date: